Exhibit 99.2

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF DELAWARE

IN RE HECKMANN CORPORATION SECURITIES LITIGATION	Case No. 1:10-cv-00378-LPS-MPT

STIPULATION OF SETTLEMENT

This Stipulation of Settlement, dated as of March 4, 2014 (the “Stipulation”), is made and entered into by and among the Settling Parties (as defined herein) to the above-captioned litigation (the “Litigation”). Subject to the approval of the United States District Court for the District of Delaware (the “Court”), this Stipulation is intended by the Settling Parties to fully, finally, and forever resolve, discharge, and settle the Released Claims (as defined herein), upon and subject to the terms and conditions herein, and, upon the Effective Date (as defined herein), to fully and finally dismiss the Litigation with prejudice.

I.	THE LITIGATION

Currently pending before the Court is a consolidated class action on behalf of all Persons (as defined herein) who, (i) as to claims under Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), held Heckmann Corp. (“Heckmann” or the “Company”)1 common stock as of September 15, 2008, and were entitled to vote on the merger between Heckmann and China Water and Drinks, Inc. (“China Water”), and were damaged thereby; and (ii) as to claims under Sections 10(b) and 20(a) of the Exchange Act, purchased or otherwise acquired Heckmann common stock during the period from May 20, 2008 through May 8, 2009, inclusive, excluding shares of Heckmann common stock acquired by exchanging

[1]	Heckmann Corp. has changed its name to Nuverra Environmental Solutions, Inc. (“Nuverra”) and references to Heckmann Corp. herein shall also constitute references to Nuverra.

stock of China Water for Heckmann stock through the merger between the two companies consummated on October 30, 2008, and were damaged thereby; and (iii) as to claims under Sections 10(b) and 20(a) of the Exchange Act, purchased or otherwise acquired Heckmann warrants from May 20, 2008 through May 8, 2009, inclusive, and were damaged thereby (the “Settlement Class”). Excluded from the Settlement Class are Defendants, present or former executive officers of Heckmann and China Water, present or former members of Heckmann’s and China Water’s Board of Directors and the immediate family members (as defined in 17 C.F.R. § 229.404, Instructions) of the foregoing excluded individuals.

The Court-appointed Lead Plaintiff Matthew Haberkorn, along with Ronald C. Sullivan (together, the “Plaintiffs”), are serving as proposed Settlement Class Representatives for purposes of the Settlement on behalf of the Settlement Class. The Court-appointed Lead Counsel for Lead Plaintiff and the Settlement Class are Kessler Topaz Meltzer & Check, LLP (“KTMC”) and Rosenthal Monhait & Goddess, P.A. (“Rosenthal Monhait”) (collectively, “Co-Lead Counsel”).

On May 29, 2007, Dick Heckmann, Lou L. Holtz, James Danforth Quayle, and Alfred E. Osborne, Jr. founded Heckmann. Under Heckmann’s organizational documents, the Company was required to place the proceeds generated through its initial public offering (“IPO”) in a trust (the “IPO Escrow Fund”) until such time as the Company completed an initial business combination with one or more target companies whose fair value was equal to at least 80% of the Company’s net assets (“Qualifying Business Combination”). On November 16, 2007, Heckmann completed its IPO, raising approximately $432.9 million in gross proceeds, $428.1 million of which were placed in the IPO Escrow Fund.

On May 20, 2008, Heckmann announced that it had entered into an agreement to acquire China Water for an estimated $625.0 million in cash and stock (the “Merger”). Thereafter, on September 29, 2008, Heckmann and China Water amended the terms of their merger agreement (the “Merger Agreement”) to reduce the cash consideration for China Water by $120 million. Heckmann and China Water issued a Joint Proxy and Information Statement/Prospectus to shareholders on or about October 2, 2008 (the “Proxy”), and on October 30, 2008, the Company’s shareholders voted to approve the Merger. Upon the close of the Merger on the same day, China Water became a wholly-owned subsidiary of Heckmann.

On May 8, 2009, Heckmann disclosed a $184 million goodwill impairment charge related to China Water, and announced that China Water’s management “misrepresented the strength” of its business and “may have diverted corporate assets.”

On May 6, 2010, the Litigation was filed in the Court as a putative class action asserting claims related to the Merger against Heckmann and its board of directors (the “Heckmann Defendants”), China Water, and China Water’s former Chief Executive Officer, Chairman and founder, Xu Hong Bin (“Xu”).

On August 12, 2010, the Court appointed Mr. Haberkorn as Lead Plaintiff and approved Lead Plaintiff’s selection of Co-Lead Counsel.

On October 8, 2010, Lead Plaintiff filed the Amended Class Action Complaint (the “Amended Complaint”). The Amended Complaint alleged that Defendants violated the federal securities laws by obtaining shareholder approval of the Merger by means of the Proxy and other proxy solicitations that misrepresented China Water’s operations, assets, and financial results, and omitted material information regarding known fraudulent conduct at China Water. The Amended Complaint also alleged that Defendants made materially false and misleading statements and omitted material facts about China Water and the Merger throughout the Class Period (i.e., May 20, 2008 through May 8, 2009, inclusive). The Amended Complaint alleged that these actions deceived the investing public in violation of the federal securities laws.

Defendants moved to dismiss the Amended Complaint on December 10, 2010. Lead Plaintiff opposed Defendants’ motions to dismiss on January 28, 2011, and Defendants filed a reply in support of their motions on February 18, 2011. By Report and Recommendation dated June 16, 2011, the Court denied Defendants’ motions in their entirety. On July 5, 2011, Defendants filed objections to the Court’s June 16, 2011 Report and Recommendation denying their motions to dismiss, and Lead Plaintiff filed a response to Defendants’ objections on July 19, 2011.

On August 15, 2011, Lead Plaintiff moved for leave to serve process by alternative means on Xu under Fed. R. Civ. P. 4(f)(3). By Memorandum Opinion dated November 22, 2011, the Court granted in part and denied in part Lead Plaintiff’s motion, permitting Lead Plaintiff to attempt service of process on Xu through email and at the contact information provided by his former counsel in the Court of Chancery for the state of Delaware.

On October 25, 2011, the Court heard oral argument on Defendants’ objections to the Court’s June 16, 2011 Report and Recommendation.

By Memorandum Order dated May 25, 2012, the Court overruled Defendants’ objections to the Court’s June 16, 2011 Report and Recommendation denying Defendants’ motions to dismiss.

On July 9, 2012, Defendants answered the Amended Complaint. Defendants denied Lead Plaintiff’s claims and asserted a number of defenses to liability. Thereafter, Lead Plaintiff and Defendants commenced discovery.

On October 19, 2012, Lead Plaintiff, Matthew Haberkorn, and Ronald C. Sullivan filed a motion for class certification on behalf of the following Class (which is co-extensive with the Settlement Class):

All Persons (as defined herein) who, (i) as to claims under Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, held Heckmann Corp. common stock as of September 15, 2008, and were entitled to vote on the merger between Heckmann and China Water and Drinks, Inc., and were damaged thereby; and (ii) as to claims under Sections 10(b) and 20(a) of the Exchange Act, purchased or otherwise acquired Heckmann common stock during the period from May 20, 2008 through May 8, 2009, inclusive, excluding shares of Heckmann common stock acquired by exchanging stock of China Water for Heckmann stock through the merger between the two companies consummated on October 30, 2008, and were damaged thereby; and (iii) as to claims under Sections 10(b) and 20(a) of the Exchange Act, purchased or otherwise acquired Heckmann warrants from May 20, 2008 through May 8, 2009, inclusive, and were damaged thereby (the “Settlement Class”). Excluded from the Settlement Class are Defendants, present or former executive officers of Heckmann and China Water, present or former members of Heckmann’s and China Water’s Board of Directors and the immediate family members (as defined in 17 C.F.R. § 229.404, Instructions) of the foregoing excluded individuals.

After class certification discovery and a full round of briefing, on June 6, 2013, the Magistrate Judge issued a Report and Recommendation recommending, among other things, that Plaintiffs’ Motion for Class Certification and Appointment of Class Representatives and Class Counsel should be granted.

Fact discovery concluded on September 3, 2013. During the course of fact discovery, the parties engaged in extensive motion practice and conducted and/or defended seventeen depositions. Over 1.9 million pages of documents were produced by Defendants and third parties.

On November 15, 2013, Plaintiffs and Defendants each exchanged expert witness reports.

After several failed attempts to resolve the Litigation, including in person sessions and mediation presentations in April 2013 overseen by Hon. Layn Phillips, United States District

Judge for the Western District of Oklahoma (Ret.), and as expert discovery was ongoing, the Settling Parties made one final push to reach a resolution. On January 6, 2014, the Settling Parties each agreed to a mediator’s proposal presented by Judge Phillips to reach an agreement in principle which is embodied in this Stipulation.

II.	CLAIMS OF THE SETTLEMENT CLASS REPRESENTATIVES AND BENEFITS OF SETTLEMENT

The Settlement Class Representatives have conducted an extensive investigation into the allegations of wrongdoing asserted, the alleged damages suffered by the Settlement Class and the current financial condition of the Company, and believe that the claims asserted in the Litigation have merit and that the evidence developed to date supports those claims. However, the Settlement Class Representatives recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Litigation against the Defendants through trial and through appeals. The Settlement Class Representatives also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as this Litigation, as well as the difficulties and delays inherent in such litigation, and the risks of collecting any judgment that the Settlement Class Representatives eventually may obtain against some or all of the Defendants. In this respect, as a condition of entering into this Stipulation, Co-Lead Counsel have conducted an informal interview of the current CFO and CEO of the Company. The Settlement Class Representatives also are mindful of the inherent difficulties of proof under, and possible defenses to, the securities law violations asserted in the Litigation. The Settlement Class Representatives and Co-Lead Counsel believe that the Settlement set forth in this Stipulation confers substantial benefits upon the Settlement Class. Based on their evaluation, the Settlement Class Representatives and Co-Lead Counsel have determined that the

Settlement set forth in this Stipulation is fair, reasonable, and adequate and in the best interests of the Settlement Class.

III.	SETTLING DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Settling Defendants expressly have denied and continue to deny all assertions of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Litigation. The Settling Defendants also continue to believe that the claims asserted against them in the Litigation are without merit. Nonetheless, the Settling Defendants have agreed to enter into the Settlement set forth in this Stipulation solely to avoid the expense, distraction, time, and uncertainty associated with continuing the Litigation.

IV.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, without any admission or concession on the part of the Settlement Class Representatives of any lack of merit of the Litigation whatsoever, and without any admission or concession of liability or wrongdoing or lack of merit in the defenses whatsoever by the Settling Defendants, IT IS HEREBY STIPULATED AND AGREED, by and among the Settlement Class Representatives (for themselves and the Settlement Class) and the Settling Defendants, by and through their respective counsel or attorneys of record, that, subject to the approval of the Court pursuant to Rule 23(e) of the Federal Rules of Civil Procedure, in consideration of the benefits flowing to the Settling Parties hereto from the Settlement set forth herein, the Litigation and the Released Claims (as defined herein), as against the Released Persons (as defined herein), and all Settled Defendants’ Claims (as defined herein) shall be finally and fully compromised, settled, and released, and the Litigation shall be dismissed with prejudice, upon and subject to the terms and conditions of the Stipulation, as follows:

1.	Definitions

As used in this Stipulation, and any exhibits attached hereto and made a part hereof, the following terms have the meanings specified below:

1.1. “Authorized Claimant” means any Settlement Class Member who submits a valid Proof of Claim and Release form to the Claims Administrator and whose claim for recovery has been allowed pursuant to the terms of the Stipulation.

1.2. “Claimant” means a person or entity that submits a Proof of Claim and Release form to the Claims Administrator seeking to be eligible to share in the proceeds of the Net Settlement Fund.

1.3. “Claims Administrator” means the firm of Heffler Claims Group, which shall administer the Settlement subject to approval and appointment by the Court.

1.4. “Co-Lead Counsel” mean the law firms of KTMC and Rosenthal Monhait.

1.5. “Court” means the United States District Court for the District of Delaware.

1.6. “Defendants” means, collectively, each Person named as a defendant in the Amended Complaint.

1.7. “Dismissed Defendant” means Xu Hong Bin.

1.8. “Effective Date” means the first date by which all of the events and conditions specified in ¶9.1 have been met and have occurred.

1.9. “Escrow Agent” means Huntington National Bank, N.A. or its successor.

1.10. “Final” means when referring to an order or judgment: (i) that the time for appeal or appellate review of such order or judgment has expired; or (ii) if there has been an appeal, that such order or judgment has been affirmed on appeal or that said appeal has been dismissed or decided without causing a material change in the order or judgment, and such order or judgment is no longer subject to appellate review by further appeal or writ of certiorari. For purposes of this paragraph, an “appeal” shall not include any appeal that concerns only the issue of attorneys’ fees and reimbursement of expenses or the Plan of Allocation of the Settlement Fund, which “appeal” shall not in any way delay or preclude the Judgment from becoming Final.

1.11. “Final Approval Hearing” or “Settlement Hearing” means the hearing set by the Court under Rule 23(e) of the Federal Rules of Civil Procedure to consider final approval of the Settlement.

1.12. “Judgment” means the final judgment approving the Settlement to be rendered by the Court, substantially in the form attached hereto as Exhibit B. The Judgment shall include a bar order pursuant to 15 U.S.C. §78u-4(f)(7)(A).

1.13. “Lead Plaintiff” means Matthew Haberkorn.

1.14. “Litigation” means the above-styled and titled lawsuit.

1.15. “Litigation Expenses” means the reasonable costs and expenses incurred by Co-Lead Counsel in connection with commencing and prosecuting the Litigation, for which Co-Lead Counsel intend to apply to the Court for reimbursement from the Settlement Fund. Litigation Expenses may also include reimbursement of the expenses of Plaintiffs in accordance with 15 U.S.C. § 78u-4(a)(4).

1.16. “Notice” means the Notice of Pendency and Proposed Settlement of Class Action, Motion for Attorneys’ Fees and Litigation Expenses, and Final Approval Hearing, which shall be mailed to members of the Settlement Class, substantially in the form attached hereto as Exhibit A-1.

1.17. “Notice Order” means the Order described in ¶2.2.

1.18. “Person” means an individual, corporation (including all divisions and subsidiaries), partnership, limited partnership, limited liability company, professional corporation, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business, or legal entity.

1.19. “Plan of Allocation” means a plan or formula of allocation of the Settlement Fund whereby the Settlement Fund shall be distributed to Authorized Claimants after payment of expenses of notice and administration of the Settlement, Taxes, and Tax Expenses, and such attorneys’ fees, costs, expenses, and interest as may be awarded by the Court. Any Plan of Allocation is not part of the Stipulation, and the Settling Defendants and the Released Persons shall have no responsibility therefor or liability with respect thereto and any proceedings related to the Plan of Allocation shall not operate to terminate or cancel this Stipulation or affect the finality of the Final Order and Judgment or any other orders entered by the Court pursuant to the Stipulation.

1.20. “Proof of Claim” means the Proof of Claim and Release form, substantially in the form attached hereto as Exhibit A-2.

1.21. “Related Parties” means, with respect to each Settling Defendant and Dismissed Defendant: (1) the immediate family members, heirs, executors, administrators, successors, assigns, present and former employees, officers, directors, managers, attorneys, legal representatives, insurers, re-insurers, auditors and agents of each of them; (2) any person or entity that is or was related to or affiliated with any Settling Defendant or Dismissed Defendant or in which any Settling Defendant or Dismissed Defendant has or had a controlling interest and the present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, employees, officers, directors, managers, attorneys, assigns, auditors and agents of each of them; and (3) the present and former employees, officers, directors, managers, attorneys, assigns, auditors and agents of any of the foregoing.

1.22. “Released Claims” means all claims and causes of action of every nature and description (including “Unknown Claims” as defined in ¶1.35), whether known or unknown, whether arising under federal, state, common, civil, or foreign law, whether brought directly or derivatively, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, that the Settlement Class Representatives or any member of the Settlement Class asserted in the Litigation or could have asserted in the Litigation against the Released Persons, that (i) arise out of or are based upon or relate in any way, directly or indirectly, to any allegations, transactions, facts, matters, or occurrences, representations, or omissions involved, set forth, or referred to in the Amended Complaint and (ii) either arise out of or are based upon (a) the purchase or acquisition of Heckmann common stock or warrants during the Settlement Class Period, or (b) the holding of Heckmann common stock that gives rise to a Section 14(a) or Section 20(a) claim arising out of the October 30, 2008 shareholder vote by record holders of Heckmann common stock. Notwithstanding the foregoing, “Released Claims” does not include the claims asserted in the actions captioned (i) Hess v. Heckmann, et. al., No. INC-10010407 and (ii) Cook, et al. v. Nuverra Environmental Solutions, Inc., et al., No. 1:13-cv-06185 (S.D.N.Y.). The Settling Defendants hereby represent that the actions listed in the preceding sentence constitute all of the securities class actions, derivative actions or individual actions that have been filed against all or some of them as of the date hereof that relate to the purchase, acquisition or ownership of Heckmann common stock or warrants during the

Settlement Class Period based upon similar allegations. Released Claims also does not include any claims relating to the enforcement of the Settlement.

1.23. “Released Persons” means each and all of the Settling Defendants and their Related Parties and the Dismissed Defendant and his Related Parties.

1.24. “Settled Defendants’ Claims” means all claims and causes of action of every nature and description (including “Unknown Claims” as defined in ¶1.35 hereof), whether known or unknown, whether arising under federal, state, common, civil, or foreign law, whether brought directly or derivatively, that have been or could have been asserted in the Litigation or any forum by the Defendants and the Released Persons, or any of them, against the Settlement Class Representatives collectively or individually, any Settlement Class Member, or their attorneys, which arise out of or relate in any way to the institution, prosecution, or settlement of the Litigation (except for claims to enforce the Settlement).

1.25. “Settlement” means the settlement contemplated by this Stipulation.

1.26. “Settlement Amount” means the combined value of the Cash Settlement Amount and the Settlement Shares (as these terms are defined in ¶2.1 below); a total of no less than Twenty Seven Million Dollars ($27,000,000) in total consideration.

1.27. “Settlement Class” means all Persons who, (i) as to claims under Sections 14(a) and 20(a) of the Exchange Act, held Heckmann common stock as of September 15, 2008, and were entitled to vote on the merger between Heckmann and China Water, and were damaged thereby; and (ii) as to claims under Sections 10(b) and 20(a) of the Exchange Act, purchased or otherwise acquired Heckmann common stock during the period from May 20, 2008 through May 8, 2009, inclusive, excluding shares of Heckmann common stock acquired by exchanging stock of China Water for Heckmann stock through the merger between the two companies consummated on October 30, 2008, and were damaged thereby; and (iii) as to claims under Sections 10(b) and 20(a) of the Exchange Act, purchased or otherwise acquired Heckmann warrants from May 20, 2008 through May 8, 2009, inclusive, and were damaged thereby. Excluded from the Settlement Class are Defendants, present or former executive officers of Heckmann and China Water, present or former members of Heckmann’s and China Water’s Board of Directors and the immediate family members (as defined in 17 C.F.R. § 229.404, Instructions) of the foregoing excluded individuals. Also excluded from the Settlement Class are those Persons who timely and validly request exclusion from the Settlement Class pursuant to the requirements set forth in the Notice.

1.28. “Settlement Class Member” or “Member of the Settlement Class” means a Person who falls within the definition of Settlement Class as set forth in ¶1.27.

1.29. “Settlement Class Period” means May 20, 2008 through May 8, 2009, inclusive.

1.30. “Settlement Class Representatives” or “Plaintiffs” means Matthew Haberkorn and Ronald C. Sullivan.

1.31. “Settlement Fund” means the Settlement Amount, plus any interest or increase in value that may accrue thereon as provided for herein.

1.32. “Settling Defendants” means Heckmann Corp., now known as Nuverra Environmental Solutions, Inc. (the “Company” or “Heckmann”), Richard Heckmann (“Dick Heckmann”), the principal founder of the Company, Donald G. Ezzell, Heckmann’s General Counsel and Senior Vice President, Lou L. Holtz, Alfred E. Osborne, Jr., James Danforth Quayle, each of whom served as outside directors of Heckmann’s Board of Directors, and China Water & Drinks, Inc. (“China Water”).

1.33. “Settling Parties” means, collectively, each of the Settling Defendants and the Settlement Class Representatives for themselves and on behalf of the Settlement Class.

1.34. “Summary Notice” means the Summary Notice of Pendency and Proposed Settlement of Class Action, Motion for Attorneys’ Fees and Litigation Expenses, and Final Approval Hearing, substantially in the form attached hereto as Exhibit A-3.

1.35. “Unknown Claims” means all Released Claims that the Settlement Class Representatives or any Settlement Class Member does not know or suspect to exist in his, her, or its favor against the Released Persons as of the Effective Date, and any Settled Defendants’ Claims that any of the Defendants and the Released Persons does not know or expect to exist in his, her or its favor against the Settlement Class Representatives, collectively or individually, any Settlement Class Members, or Co-Lead Counsel as of the time he, she or it enters into the Stipulation or at or after the Effective Date, which, if known by him, her, or it, might have affected his, her, or its decision(s) with respect to the Settlement. With respect to any and all Released Claims and Settled Defendants’ Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Settlement Class Representatives and the Settling Defendants shall expressly waive, and each of the Settlement Class Members and the Released Persons shall be deemed to have waived, and by operation of the Judgment shall expressly have waived, the provisions, rights, and benefits of California Civil Code section 1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Settlement Class Representatives and the Settling Defendants shall expressly waive and each of the Settlement Class Members and the Released Persons shall be deemed to have waived, and by operation of the Judgment shall have expressly waived, any and all provisions, rights, and benefits conferred by any law (including without limitation any principle of common law) of the United States, or any other jurisdiction, which is similar, comparable, or equivalent to California Civil Code section 1542. The Settlement Class Representatives, each Settlement Class Member, each Settling Defendant, and each Released Person may hereafter discover facts in addition to or different from those that he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims and the Settled Defendants’ Claims, but the Settlement Class Representatives and each Settling Defendant shall expressly fully, finally, and forever settle and release, and each Settlement Class Member and each Released Person, upon the Effective Date, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released, any and all Released Claims and Settled Defendants’ Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, that now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, intentional, with or without malice, or a breach of any duty, law, or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settlement Class Representatives and the Settling Defendants acknowledge, and the Settlement Class Members and Released Persons shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and a key element of the Settlement of which this release is a part.

2.	The Settlement

a.	The Settlement Fund

2.1. In full and final settlement of the claims in this Litigation, the Settling Defendants shall provide to the Settlement Class total consideration of no less than Twenty Seven Million

Dollars ($27,000,000) in value, which shall consist of Thirteen Million Five Hundred Thousand Dollars ($13,500,000) in cash (the “Cash Settlement Amount”), plus interest, if any, plus an amount of freely tradable Nuverra common stock that equates to at least Thirteen Million Five Hundred Thousand Dollars ($13,500,000) in value (the “Settlement Shares”)2 (collectively with the $13,500,0000 cash, the “Gross Settlement Fund” or the “Settlement Fund”) as follows:

2.1.1. The floor amount of freely tradable Nuverra common stock to be contributed to the Settlement Fund by the Settling Defendants has been calculated utilizing $15.92 per share, the closing price on January 6, 2014, the date on which the Settling Parties reached an agreement in principle to settle the Litigation.

2.1.2. The $15.92 per share calculated pursuant to the preceding paragraph requires the Settling Defendants to contribute no less than 847,990 shares of freely tradable Nuverra common stock to the Settlement Fund in order to be in compliance with this Stipulation.

2.1.3. If Nuverra common stock has an average daily adjusted closing price over the immediate seven (7) trading days before the Court’s Final Approval Hearing of less than $15.92 per share, then the Settling Defendants shall contribute additional Settlement Shares to the Settlement Fund pursuant to Section 3(a)(10) of the Securities Act of 1933 (the “Securities Act”), or contribute additional cash consideration to the Settlement Fund, such that the Gross Settlement Fund is not less than Twenty Seven Million Dollars ($27,000,000) in value as of the date preceding the Court’s Final Approval Hearing.

2.1.4. If Nuverra common stock has an average daily adjusted closing price over the immediate seven (7) trading days before the Court’s Final Approval Hearing of greater than $15.92 per share, then 847,990 Settlement Shares, the amount calculated pursuant to ¶2.1.2.

[2]

As referenced above, Heckmann Corp. has changed its name to Nuverra Environmental Solutions, Inc. and trades under the symbol “NES” on the NASDAQ. Settlement Shares will be funded with Nuvera common stock or any successor thereto.

above, must still be contributed by the Settling Defendants to the Settlement Fund. For the avoidance of doubt, the Settling Parties agree that this provision, if implicated, would provide for total Settlement consideration in excess of Twenty Seven Million Dollars ($27,000,000).

2.2. Within ten (10) business days from the date of the Court’s entry of an order preliminarily approving the Settlement and providing for notice (the “Notice Order”), in accordance with instructions provided by Co-Lead Counsel, Settling Defendants shall deposit Thirteen Million Five Hundred Thousand Dollars ($13,500,000) in cash into an escrow account (the “Cash Settlement Fund”), under the c/o the Escrow Agent, to be maintained by the Escrow Agent on behalf of Co-Lead Counsel for the benefit of the Settlement Class. Interest earned on the Cash Settlement Fund while the Cash Settlement Fund is held in escrow shall accrue for the benefit of the ultimate recipients of the Cash Settlement Fund.

2.3. With respect to the Settlement Shares, the Settlement Class shall receive the Settlement Shares or the proceeds from the liquidation thereof, less any Settlement Shares awarded by the Court and issued by Nuverra to Co-Lead Counsel as attorneys’ fees (the “Net Settlement Shares”), in accordance with ¶¶8.1-8.3 below.

2.4. All Settlement Shares, including those awarded to Co-Lead Counsel as attorneys’ fees, shall be duly and validly issued, fully-paid, non-assessable, free from all liens and encumbrances and either registered under the Securities Act or exempt from registration pursuant to Section 3(a)(10) of the Securities Act. To the extent that there occurs (or the record date occurs for) any stock splits, reclassifications or stock or cash dividends with respect to Nuverra common stock or any change or conversion of Nuverra common stock into other securities prior to the issuance of stock in the Settlement, then the Settlement Shares shall be treated as if they are, as of the date hereof, fully issued and outstanding and shall be treated the same as all other shares of Nuverra common stock currently issued and outstanding as of the date hereof.

2.5. Pursuant to Section 3(a)(10) of the Securities Act, the Court’s judgment of the fairness of the Settlement may serve as a substitute for the registration requirements of the Securities Act with regard to any Settlement Shares used to fund the Settlement Amount. At the Settlement Hearing, the Settling Parties agree that the Court will be asked to find with regard to any Settlement Shares being issued as part of the Settlement Amount that: (1) the terms and conditions of the proposed issuance are fair to all those who will receive Settlement Shares in the proposed exchange; and (2) the terms and conditions of, and the procedures for, the proposed issuance are fair, both substantively and procedurally, to those to whom the Settlement Shares will be issued.

2.6. The Settling Defendants shall bear all costs of issuing such Settlement Shares, including the costs associated with printing and issuing shares certificates, as well as any registration costs, if necessary, to make the Settlement Shares freely tradable in the event the stock issuance is not exempt from registration.

2.7. Within thirty (30) calendar days following the Effective Date, the Settling Defendants shall issue, and deliver the Net Settlement Shares to the Escrow Agent, within ten (10) business days of receipt of written instructions from Co-Lead Counsel.

2.8. At any time following the delivery of the Net Settlement Shares to the Settlement Class but prior to distribution to Authorized Claimants in accordance with the provisions of distribution set forth below at ¶¶7.4-7.6, Co-Lead Counsel shall be authorized to dispose of all or any Settlement Shares, on the open market or otherwise, on behalf of the Settlement Class, provided that the proceeds of such sales, less reasonable costs associated with such sales

(including any Taxes owed thereon), be placed into the Escrow Account maintaining the Settlement Fund pending distribution in accordance with this Stipulation.

2.9. Neither the Settlement Class Representatives, the Settlement Class Members, the Settling Defendants, nor the Released Persons, shall have a claim against Co-Lead Counsel or the Settlement Class Representatives, or any of their agents, based on the disposition of said Settlement Shares or the distributions made in accordance with this Stipulation.

2.10. Nuverra warrants that, as of the date of this Stipulation, it is not insolvent, nor would payment of the Cash Settlement Amount or contribution of the Settlement Shares render Nuverra insolvent within the meaning of and/or for the purposes of the United States Bankruptcy Code. If a case is commenced in respect of Nuverra under Title 11 of the United States Code (Bankruptcy), or a trustee, receiver or conservator is appointed under any similar law, and in the event of the entry of a final order of a court of competent jurisdiction determining the payment of the Gross Settlement Fund and any accrued interest, or any portion thereof, to be a preference, voidable transfer, fraudulent transfer or similar transaction, then, at the election of Co-Lead Counsel, the Settling Parties shall jointly move the Court to vacate and set aside the releases given and the Judgment entered in favor of the Settling Defendants pursuant to this Stipulation, and the Stipulation shall be null and void, and the Settling Parties shall be restored to their respective positions in the Litigation immediately prior to January 6, 2014.

2.11. Upon the Effective Date, all remaining interest or right of each of the Settling Defendants in the Gross Settlement Fund shall be absolutely and forever extinguished.

3.	The Escrow Agent

3.1. The Escrow Agent shall invest the Cash Settlement Amount and the proceeds from any sale of the Settlement Shares, plus any interest accrued thereon, in instruments backed by the full faith and credit of the United States Government or fully insured by the United States Government or an agency thereof, including a U.S. Treasury Money Market Fund or a bank account insured by the Federal Deposit Insurance Corporation (“FDIC”) up to the guaranteed FDIC limit, and shall reinvest the proceeds of these instruments as they mature in similar instruments at their then-current market rates. As provided in ¶3.5, the Escrow Agent shall hold the Settlement Shares, if any, as fiduciary for the benefit of the Members of the Settlement Class prior to the distribution of such Settlement Shares (or cash equivalent) to the Members of the Settlement Class.

3.2. The Released Persons shall owe no duties, and shall bear no responsibilities, obligations, or risks, related to investment of the Settlement Fund.

3.3. The Escrow Agent shall not disburse the Settlement Fund except as provided in the Stipulation, by an order of the Court, or with the written agreement of Co-Lead Counsel and counsel for the Settling Defendants.

3.4. Subject to further order and/or direction as may be made by the Court, the Escrow Agent is authorized to execute such transactions on behalf of the Settlement Class Members as are consistent with the terms of the Stipulation.

3.5. All funds and Settlement Shares held by the Escrow Agent shall be deemed and considered to be in custodia legis of the Court, and shall remain subject to the jurisdiction of the Court, until such time as such funds and Settlement Shares shall be distributed pursuant to the Stipulation and/or further order(s) of the Court

4.	Taxes

4.1. The Settling Parties and the Escrow Agent agree to treat the Settlement Fund as being at all times a “qualified settlement fund” within the meaning of Treasury Regulations section 1.468B-1. In addition, Co-Lead Counsel shall timely make such elections as necessary or advisable to carry out the provisions of this ¶4, including, if necessary, the “relation-back election” (as defined in Treasury Regulations section 1.468B-l(j)(2)) back to the earliest permitted date. Such elections shall be made in compliance with the procedures and requirements contained in the Treasury Regulations. It shall be the responsibility of Co-Lead Counsel, or an agent thereof, to timely and properly prepare and deliver the necessary documentation for signature by all necessary parties, and thereafter to cause the appropriate filing to occur.

4.2. For the purpose of Treasury Regulations section 1.468B-1, Co-Lead Counsel shall be designated as the “administrator” of the Settlement Fund. Co-Lead Counsel shall timely and properly file all informational and other tax returns necessary or advisable with respect to the Settlement Fund (including, without limitation, the returns described in Treasury Regulations section 1.468B-2(k)). Such returns (as well as the election described in ¶4.1) shall be consistent with this ¶4 and in all events shall reflect that all Taxes (including any estimated Taxes, interest, or penalties) on the income earned by the Settlement Fund shall be paid out of the Settlement Fund as provided in ¶4.3 herein.

4.3. All: (a) Taxes (including any estimated Taxes, interest or penalties) arising with respect to the income earned by the Settlement Fund or by selling some or all Settlement Shares, including any Taxes or tax detriments that may be imposed upon the Settling Defendants or their Related Parties with respect to any income earned by the Settlement Fund for any period during which the Settlement Fund does not qualify as a “qualified settlement fund” for federal or state income tax purposes (“Taxes”); and (b) expenses and costs incurred in connection with the operation and implementation of this ¶4.3 (including, without limitation, expenses of tax attorneys and/or accountants and mailing and distribution costs and expenses relating to filing (or failing to file) the returns described in this ¶4.3 (“Tax Expenses”), shall be paid out of the Settlement Fund. In no event shall the Settling Defendants or the Released Persons have any responsibility for or liability with respect to the Taxes or the Tax Expenses, nor shall they have any responsibility to make any tax filings related to the escrow account. The Settlement Fund shall indemnify and hold each of the Settling Defendants and the Released Persons harmless for Taxes and Tax Expenses (including, without limitation, Taxes and Tax Expenses payable by reason of any such indemnification). Further, Taxes and Tax Expenses shall be treated as, and considered to be, a cost of administration of the Settlement Fund and shall be timely paid by Co-Lead Counsel, or an agent thereof, out of the Settlement Fund without further consent of the Settling Defendants or prior order from the Court, and the Escrow Agent shall be obligated (notwithstanding anything herein to the contrary) to withhold from distribution to Authorized Claimants any funds necessary to pay such amount, including the establishment of adequate reserves for any Taxes and Tax Expenses (as well as any amounts that may be required to be withheld under Treasury Regulations section 1.468B-2(l)(2)); neither the Settling Defendants nor the Released Persons are responsible therefor nor shall they have any liability with respect thereto. The Settling Parties agree to cooperate with the Escrow Agent, each other, and their tax attorneys, and accountants to the extent reasonably necessary to carry out the provisions of this ¶4.3.

5.	Preliminary Approval, Notice to the Settlement Class and Certain Officials, and the Settlement Hearing

5.1. As soon as practicable after execution of the Stipulation, the Settling Parties shall submit the Stipulation together with its exhibits to the Court and shall apply for entry of the Notice Order, substantially in the form of Exhibit A hereto, requesting, inter alia, the preliminary approval of the Settlement set forth in the Stipulation and approval for mailing of the Notice substantially in the form of Exhibit A-1 hereto, and publication of the Summary Notice substantially in the form of Exhibit A-3 hereto. The Notice shall include, among other things, the general terms of the Settlement set forth in the Stipulation, the Plan of Allocation, and the date of the Settlement Hearing.

5.2. Within 10 days of the submission of the Stipulation to the Court, the Settling Defendants shall serve CAFA Notice on the State and Federal officials as required by 28 U.S.C. section 1715(b). The Settling Defendants shall bear the costs associated with serving the CAFA Notice, and these costs shall not be paid from the Settlement Fund.

5.3. Co-Lead Counsel shall request that after notice is given to the Settlement Class, the Court hold the Settlement Hearing and finally approve the Settlement of the Litigation as set forth herein. Pursuant to 28 U.S.C. Section 1715(d), the Settlement Hearing shall not be held earlier than 90 days after the CAFA Notice is served as described in ¶5.2.

6.	Releases and Covenant Not to Sue

6.1. Upon the Effective Date, the Settlement Class Representatives and each Settlement Class Member shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged all Released Claims against the Released Persons, whether or not such Settlement Class Member executes and delivers a Proof of Claim, and shall forever be enjoined from prosecuting any Released Claims against any of the Released Persons.

6.2. The Proof of Claim to be executed by Settlement Class Members shall release all Released Claims against the Released Persons.

6.3. Upon the Effective Date, each of the Settling Defendants and the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged all Settled Defendants’ Claims, and shall forever be enjoined from prosecuting any Settled Defendants’ Claims as against the Settlement Class Representatives, any Settlement Class Member, or their attorneys.

6.4. The Settlement Class Representatives, on behalf of themselves and each Settlement Class Member, agree and covenant not to file or pursue any claim against the Released Persons between the date of this Stipulation and the Effective Date. The Settling Parties agree that, if the Settlement as described herein does not become Final, the period of time between the filing date of this Stipulation and the date of an event that terminates or otherwise makes the Stipulation fail to become effective in accordance with its terms shall not be counted for purposes of any defense based on passage of time.

7.	Administration and Calculation of Claims, Final Awards, and Supervision and Distribution of Settlement Fund

7.1. The Claims Administrator shall administer and calculate the claims submitted by Settlement Class Members. Nuverra shall provide or cause to be provided to the Claims Administrator, without any charge to the Settlement Class Representatives, the Settlement Class or Co-Lead Counsel, its shareholder and warrant holder lists during the Settlement Class Period, as Nuverra or its transfer agent may possess, within ten (10) calendar days of execution of this Stipulation, as appropriate for providing notice to the Settlement Class and, to the extent reasonably practicable, in a format designated by the Claims Administrator for mailing.

7.2. The Settlement Fund shall be applied as follows:

(a) to pay Co-Lead Counsel’s attorneys’ fees and expenses with interest thereon, as awarded by the Court (the “Fee and Expense Award”), and to pay any Court-awarded reimbursement to the Lead Plaintiff in connection with his representation of the Settlement Class;

(b) to reimburse all the costs and expenses reasonably and actually incurred in connection with providing notice to the Settlement Class, locating Settlement Class Members, assisting Settlement Class Members with the filing of claims, administering and distributing the Net Settlement Fund (as defined in ¶7.2(d) below) to Authorized Claimants, processing Proofs of Claim, and paying escrow fees and costs, if any (collectively, the “Notice and Administrative Expenses”) without further consent of the Settling Defendants or prior order from the Court;

(c) to pay the Taxes and Tax Expenses described in ¶4.3 herein; and

(d) to distribute the balance of the Settlement Fund after deduction of the payments described above (the “Net Settlement Fund”) to Authorized Claimants as allowed by the Stipulation, the Plan of Allocation, or the Court, pursuant to the terms of this Stipulation.

7.3. Upon the Effective Date and thereafter, and in accordance with the terms of the Stipulation, the Plan of Allocation, or such further approval and further order(s) of the Court as may be necessary or as circumstances may require, the Net Settlement Fund shall be distributed to Authorized Claimants, subject to and in accordance with the terms of this Stipulation.

7.4. Within 120 days after the mailing of the Notice or such other time as may be set by the Court, each Person claiming to be an Authorized Claimant shall be required to submit to the Claims Administrator a completed Proof of Claim, substantially in the form attached hereto as Exhibit A-2 and approved by the Court, signed under penalty of perjury and supported by such documents as are specified in the Proof of Claim, or as otherwise allowed in the discretion of Co-Lead Counsel.

(a) Each Proof of Claim shall be reviewed by the Claims Administrator, under the supervision of Co-Lead Counsel, who shall determine in accordance with this Stipulation the extent, if any, to which each claim shall be allowed, subject to review by the Court. Co-Lead Counsel shall have the right, but not the obligation, to waive what it deems to be formal or technical defects in any Proofs of Claim submitted in the interests of achieving substantial justice.

(b) Proofs of Claim that do not meet the submission requirements may be rejected. Prior to rejection of a timely submitted Proof of Claim, the Claims Administrator shall communicate with Claimants in order to remedy curable deficiencies in the Proofs of Claim submitted. The Claims Administrator, under supervision of Co-Lead Counsel, shall notify, in a timely fashion and in writing, all Claimants whose timely submitted Proofs of Claim they propose to reject in whole or in part, setting forth the reasons therefore, and shall indicate in such notice that the Claimant whose claim is to be rejected has the right to a review by the Court if the Claimant so desires and complies with the requirements of subparagraph (c) below.

(c) If any Claimant whose claim has been rejected in whole or in part desires to contest such rejection, the Claimant must, within the time period established by the Claims Administrator, serve upon the Claims Administrator a notice and statement of reasons indicating the Claimant’s grounds for contesting the rejection along with any supporting documentation, and requesting a review thereof by the Court. If a dispute concerning a claim cannot otherwise be resolved, Co-Lead Counsel shall thereafter present the request for review to the Court.

7.5. Except as otherwise ordered by the Court, all Settlement Class Members who fail to timely submit a Proof of Claim within such period, or such other period as may be ordered by the Court, or otherwise allowed, shall be forever barred from receiving any payments pursuant to the Stipulation and the Settlement set forth herein, but will in all other respects be subject to and bound by the provisions of the Stipulation, the releases contained herein, and the Judgment. Notwithstanding the foregoing, Co-Lead Counsel may, in their discretion, accept for processing late submitted claims so long as the distribution of the Net Settlement Fund to Authorized Claimants is not materially delayed.

7.6. Upon order of the Court, the Net Settlement Fund shall be distributed to the Authorized Claimants substantially in accordance with the Plan of Allocation described in the Notice, or another plan of allocation approved by the Court. If there is any balance remaining in the Net Settlement Fund after six months from the date of distribution of the Net Settlement Fund (whether by reason of tax refunds, uncashed checks, or otherwise), Co-Lead Counsel shall, if economically feasible, reallocate such balance among Authorized Claimants who deposited the checks sent in the initial distribution in an equitable and economic fashion. Thereafter, any balance which still remains in the Net Settlement Fund shall be donated to an appropriate non-profit organization, subject to Court approval.

7.7. This is not a claims-made settlement. Accordingly, once all conditions of the Stipulation are satisfied and the Settlement becomes Final, no portion of the Settlement Fund will be returned to the Settling Defendants and/or such other persons or entities funding the Settlement. The Released Persons shall have no responsibility for, interest in, or liability whatsoever with respect to the distribution of the Net Settlement Fund, the Plan of Allocation, the determination, administration, or calculation of claims, the payment or withholding of Taxes or Tax Expenses, or any losses incurred in connection therewith.

7.8. No Person shall have any claim against the Settlement Class Representatives, the Escrow Agent, Co-Lead Counsel, the Claims Administrator, or other entity designated by Co-Lead

Counsel based on distributions made substantially in accordance with this Stipulation and the Settlement contained herein, a Court-approved Plan of Allocation, or further order(s) of the Court.

7.9. The Settling Parties agree and understand that any proposed Plan of Allocation of the Net Settlement Fund including, but not limited to, any adjustments to an Authorized Claimant’s claim set forth therein, is not a part of this Stipulation and is to be considered by the Court separately from the Court’s consideration of the fairness, reasonableness, and adequacy of the Settlement set forth in this Stipulation, and any order or proceeding relating to the Plan of Allocation shall not operate to terminate or cancel this Stipulation or affect the finality of the Court’s Judgment approving this Stipulation and the Settlement set forth herein, or any other orders entered pursuant to the Stipulation.

8.	Co-Lead Counsel’s Attorneys’ Fees and Reimbursement of Expenses

8.1. Co-Lead Counsel will apply to the Court for a collective award of attorneys’ fees from the Settlement Fund. Co-Lead Counsel will also apply to the Court for reimbursement of Litigation Expenses, which may include a request for reimbursement of the Lead Plaintiff’s costs and expenses (including lost wages) in accordance with 15 U.S.C. § 78u-4(a)(4). Co-Lead Counsel’s attorney fee request shall be apportioned equally between the Cash Settlement Amount and Settlement Shares. Allocation of attorneys’ fees shall be decided upon by Co-Lead Counsel.

8.2. Aside from their contribution to the Settlement Fund as set forth in this Stipulation, none of the Settling Defendants, nor any of their respective affiliates, agents, or other representatives, individually or collectively, shall be liable for or have any responsibility for any attorneys’ fees, costs or expenses of the Settlement Class Representatives, any Settlement Class Member, or any of their counsel, (including Co-Lead Counsel) in connection with the Litigation.

8.3. Any Fee and Expense Award shall be paid from the Escrow Account to Co-Lead Counsel within five (5) business days upon the entry of the Fee and Expense Award, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof. Co-Lead Counsel agree to make appropriate refunds or repayments to the Settlement Fund, plus interest, if any, actually accrued on such funds, if the Settlement is terminated pursuant to the terms of this Stipulation or if, as a result of any appeal or further proceedings on remand, or successful collateral attack, the Fee and Expense Award is reduced or reversed. Co-Lead Counsel shall make the appropriate refund or repayment in full no later than fifteen (15) business days after receiving from counsel for the Settling Defendants or from a court of appropriate jurisdiction notice of any such reduction of the Fee and Expense Award, or notice of the termination of the Settlement. The Fee and Expense Award is not a necessary term to this Stipulation or a condition of this Stipulation, the Settlement or the releases provided herein. Neither the Settlement Class Representatives nor Co-Lead Counsel may cancel or terminate the Stipulation or the Settlement based on the Court’s or any appellate court’s ruling with respect to the Fee and Expense Award. Any appeal relating to the Fee and Expense Award will not affect the finality of the Settlement, the Judgment or the releases provided herein.

9.	Conditions of Settlement, Effect of Disapproval, Cancellation, or Termination

9.1. The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:

(a) the Settling Defendants have made or caused to be made the contributions to the Settlement Fund (with an aggregate value of no less than Twenty Seven Million Dollars ($27,000,000)), as required by ¶2.1 above;

(b) the Court has entered the Notice Order, substantially in the form attached hereto as Exhibit A, as required by ¶5.1;

(c) neither Heckmann nor the Lead Plaintiff has terminated the Stipulation pursuant to ¶9.3 hereof;

(d) the Court has entered the Judgment, substantially in the form attached hereto as Exhibit B; and

(e) the Judgment has become Final.

9.2. If all of the conditions specified in ¶9.1 are not met, then the Stipulation shall be cancelled and terminated subject to ¶9.4 unless Co-Lead Counsel and counsel for all of the Settling Defendants mutually agree in writing to proceed with the Stipulation.

9.3. Notwithstanding any other provision or paragraph of this Stipulation, Heckmann and the Lead Plaintiff shall have the option to terminate the Settlement in the event that Settlement Class Members who purchased or acquired in the aggregate more than a certain number of shares of Heckmann common stock during the Settlement Class Period choose to exclude themselves from the Settlement Class, as set forth in a separate agreement (the “Supplemental Agreement”) executed between Co-Lead Counsel and Heckmann’s counsel. The Supplemental Agreement will not be filed with the Court unless requested by the Court or unless a dispute among the Settling Parties concerning its interpretation or application arises and in that event, the Settling Parties will use their best reasonable efforts to file the Supplemental Agreement for the Court’s in camera review and/or under seal.

9.4. In the event that this Stipulation is not approved by the Court or the Settlement set forth in the Stipulation is terminated or fails to become effective in accordance with its terms, the Settling Parties shall be restored to their respective positions in the Litigation as of January 6, 2014. In such event, the terms and provisions of the Stipulation, with the exception of ¶¶4 and 9.4, shall have no further force and effect with respect to the Settling Parties and shall not be used in the Litigation or in any other proceeding for any purpose, and any judgment or order entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc. In the event that the Settlement is not approved, or is terminated, canceled, or fails to become effective for any reason, the Settlement Fund (including accrued interest), less Notice and Administrative Expenses, Taxes and Tax Expenses, shall be returned to the Settling Defendants and/or such other persons and entities funding the Settlement. No order of the Court or modification or reversal on appeal of any order of the Court concerning the Plan of Allocation or the amount of any attorneys’ fees, costs, expenses, and interest awarded by the Court to Co-Lead Counsel shall constitute grounds for cancellation or termination of the Stipulation.

9.5. The Settlement Hearing shall be held at a date and time convenient to the Court; provided, however, that, pursuant to 28 U.S.C. section 1715(d), the Settlement Hearing shall not be held earlier than 90 days after the CAFA Notice is served as described in ¶5.2. At the Settlement Hearing, the Court shall determine whether the proposed Settlement of the Litigation on the terms and conditions provided for in this Stipulation is fair, just, reasonable, and adequate as to the Settlement Class and should be approved by the Court; whether the Settlement Shares are not subject to registration in light of the fairness of the Settlement; whether the Judgment should be entered herein; whether the proposed Plan of Allocation should be approved; and to rule on Co-Lead Counsel’s application for a Fee and Expense Award and Lead Plaintiff’s request for reimbursement of costs and expenses directly related to his representation of the Settlement Class.

10.	Class Certification

10.1. For purposes of this Stipulation and Settlement only, the Settling Parties will stipulate to certification of the Settlement Class, as defined herein and the appointment of the Settlement Class Representatives as representatives for the Settlement Class. The Settling Defendants expressly reserve the right to continue to contest class certification in the event this Stipulation does not become effective for any reason and such certification and appointment shall become null and void in the event the Stipulation is terminated or fails to become effective in accordance with its terms.

11.	No Admission of Wrongdoing

11.1. This Stipulation, whether or not consummated, and any negotiations, discussions, or proceedings in connection herewith shall not be:

(a) offered or received against any Defendant as evidence of or construed as or deemed to be evidence of any presumption, concession, or admission by any Defendant of the truth of any fact alleged by the Settlement Class Representatives or Settlement Class Members or the validity of any claim that has been or could have been asserted in the Litigation or in any litigation, or the deficiency of any defense that has been or could have been asserted in the Litigation or in any litigation, or of any liability, negligence, fault, or wrongdoing of the Defendants;

(b) offered or received against any Defendant as evidence of a presumption, concession, admission of any fault, misrepresentation, or omission with respect to any statement or written document approved or made by any Defendant, or against the Settlement Class

Representatives and each Settlement Class Member as evidence of any infirmity in the claims of the Settlement Class Representatives and the Settlement Class;

(c) offered or received against any Defendant, the Settlement Class Representatives, any Member of the Settlement Class, or any other Person as evidence of a presumption, concession, or admission of any liability, negligence, fault, or wrongdoing, or in any way referred to for any other reason as against any of the parties to this Stipulation, in any other civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation; provided, however, that if this Stipulation is approved by the Court, the Released Persons may refer to it to effectuate the release granted them hereunder; or

(d) construed against the Defendants, the Settlement Class Representatives, or the Settlement Class as an admission or concession that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial.

12.	Miscellaneous Provisions

12.1. The Settling Parties (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their reasonable best efforts to accomplish the foregoing terms and conditions of the Stipulation.

12.2. This Stipulation and the exhibits attached hereto constitute the entire agreement between the Settling Parties as to the subject matter hereof and supersede any prior or contemporaneous written or oral agreements or understandings between the Settling Parties as to the subject matter hereof.

12.3. No modification or amendment of this Stipulation shall be valid unless made in writing and signed by or on behalf of each party hereto or their respective successors-in-interest.

12.4. No representations, warranties, or inducements have been made to any party concerning the Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents. Except as otherwise provided for herein, each party shall bear his, her, or its own costs.

12.5. This Settlement compromises claims that are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim or defense.

12.6. The Judgment will contain a statement that during the course of the Litigation, the Settling Parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure.

12.7. The Settling Parties agree that the amount paid to the Settlement Fund and the other terms of the Settlement were negotiated in good faith by the Settling Parties and reflect a settlement that was reached voluntarily after consultation with competent legal counsel. The Settling Parties reserve their right to rebut, in a manner that such party determines to be appropriate, any contention made in any public forum that the Litigation was brought or defended in bad faith or without a reasonable basis.

12.8. The Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense, claim, or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment or settlement bar, reduction, or any other theory of claim preclusion, issue preclusion, or similar defense or counterclaim.

12.9. All of the exhibits to the Stipulation are material and integral parts of the Settlement and are fully incorporated herein by this reference.

12.10. Co-Lead Counsel, on behalf of the Settlement Class, are expressly authorized by the Settlement Class Representatives to take all appropriate action required or permitted to be taken by the Settlement Class pursuant to the Stipulation to effectuate its terms, and also are expressly authorized to enter into any modifications or amendments to the Stipulation on behalf of the Settlement Class that Co-Lead Counsel deem appropriate.

12.11. Each counsel or other Person executing the Stipulation or any of its exhibits on behalf of any party hereto hereby warrants that such Person has the full authority to do so.

12.12. The Stipulation may be executed in one or more counterparts, including by signature transmitted by facsimile or electronic mail. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of executed counterparts shall be filed with the Court.

12.13. The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto.

12.14. The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and all parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation.

12.15. The waiver by one party of any breach of this Stipulation by any other party shall not be deemed a waiver by any other party or a waiver of any other prior or subsequent breach of this Stipulation.

12.16. The Stipulation and the exhibits hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of Delaware, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Delaware without giving effect to that state’s choice-of-law principles.

IN WITNESS WHEREOF, the parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys dated as of March 4, 2014.

[signatures begin on the next page]

KESSLER TOPAZ MELTZER & CHECK, LLP

/s/ Sharan Nirmul
Sharan Nirmul (#4589)
Kimberly A. Justice (admitted pro hac vice)
Richard A. Russo, Jr. (admitted pro hac vice)
280 King of Prussia Road
Radnor, PA 19087
Tel: (610) 667-7706
snirmul@ktmc.com
kjustice@ktmc.com
rrusso@ktmc.com

ROSENTHAL, MONHAIT & GODDESS, P.A.

/s/ Norman M. Monhait
Norman M. Monhait (#1040)
P. Bradford deLeeuw (#3569)
919 North Market Street, Suite 1401
Citizens Bank Center
Wilmington, DE 19801
(302) 656-4433
nmonhait@rmgglaw.com
bdeleeuw@rmgglaw.com

Co-Lead Counsel for Lead Plaintiff

DLA PIPER LLP (US)

/s/ Robert W. Brownlie
Robert W. Brownlie (admitted pro hac vice)
Veronica L. Jackson (admitted pro hac vice)
401 B Street, Suite 1700
San Diego, California 92101
(619) 699 2700
robert.brownlie@dlapiper.com
veronica.jackson@dlapiper.com

RICHARDS, LAYTON & FINGER, P.A.

/s/ Susan M. Hannigan
Daniel A. Dreisbach (#2583)
Susan M. Hannigan (#5342)
One Rodney Square
920 North King Street
Wilmington, DE 19801
(302) 651-7700
Dreisbach@rlf.com
Hannigan@rlf.com

Attorneys for Defendants Heckmann Corporation, China Water & Drinks, Inc., Richard J. Heckmann, James Danforth Quayle, Alfred E. Osborne, Jr., Lou L. Holtz, and Donald G. Ezzell

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